Exhibit 99.1

OpenTable, Inc. Announces Second Quarter Financial Results

-- Increases Revenue by 15% over Q2 2012 to $45.6 Million --

-- Grows Seated Diners by 26% over Q2 2012 --

-- Achieves EPS of $0.35 and Non-GAAP EPS of $0.50 --

SAN FRANCISCO, Aug. 1, 2013 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the second quarter ended June 30, 2013.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q2 2013 of $45.6 million, a 15% increase over Q2 2012. Consolidated net income for Q2 2013 was $8.3 million, or $0.35 per diluted share. Non-GAAP consolidated net income for Q2 2013, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $12.0 million, or $0.50 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of June 30, 2013, totaled 20,588, a 12% increase over June 30, 2012.
  Seated diners totaled 35.0 million, a 25% increase over Q2 2012.
  Revenues totaled $39.7 million, a 15% increase over Q2 2012.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $21.2 million, or 53% of North America revenues, a 17% increase over Q2 2012.

International Results

  Installed restaurant base as of June 30, 2013, totaled 7,686, a 15% increase over June 30, 2012.
  Seated diners totaled 3.3 million, a 46% increase over Q2 2012.
  Revenues totaled $5.8 million, a 15% increase over Q2 2012.
  Non-GAAP adjusted EBITDA totaled a loss of $0.4 million compared to a loss of $0.8 million in Q2 2012.

"We're pleased with the strong growth in seated diners during the second quarter across both our North America and International business segments," said Matt Roberts, President and CEO of OpenTable. "With 38% of our seated diners now originating from smartphones and tablets, mobile remains a strategic focus for us and we're continuing to invest in mobile product optimization and adoption."

Q2 2013 Consolidated Financial and Operating Summary

  Installed restaurant base as of June 30, 2013, totaled 28,274.
  Seated diners totaled 38.2 million, a 26% increase over Q2 2012.
  Total revenues were $45.6 million in Q2 2013, up 15% over Q2 2012 revenues of $39.6 million.
    Reservation revenues were $27.7 million in Q2 2013, up 24% over Q2 2012 revenues of $22.3 million.  Reservation revenues primarily increased as a result of the increase in seated diners and yield due to the change in the pricing of our promotional products from flat rate to a pay-for-performance model.
    Subscription revenues were $15.1 million in Q2 2013, up 8% over Q2 2012 revenues of $13.9 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $2.8 million in Q2 2013, down 15% over Q2 2012 revenues of $3.3 million.  The decrease is primarily due to the change in the pricing of our promotional products from flat rate to a pay-for-performance model, which is now classified as Reservation revenues.
  Total costs and expenses were $32.5 million in Q2 2013, up 6% over Q2 2012 costs and expenses of $30.7 million.  The increase was driven by increases in marketing expense, facilities expense, and amortization of capitalized development, which is partially offset by a decrease in headcount related expenses.
  Total operating income was $13.1 million in Q2 2013 compared to $8.9 million in Q2 2012.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles, was $17.8 million in Q2 2013 compared to $15.2 million in Q2 2012.
  The Q2 2013 GAAP income tax expense was $4.8 million, or a 36% tax rate.
  Consolidated net income was $8.3 million, or $0.35 per diluted share, in Q2 2013 compared to $5.7 million, or $0.25 per diluted share, in Q2 2012.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, and tax-affected amortization of acquired intangibles, was $12.0 million, or $0.50 per diluted share, in Q2 2013 compared to $9.7 million, or $0.42 per diluted share, in Q2 2012.
  As of June 30, 2013, OpenTable had cash and cash equivalents and short-term investments of $92.0 million.

"During the third quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q3 2013 and the full year 2013 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics. International segment guidance has been updated to reflect current foreign exchange rates.

Q3 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $39.0 million to $39.9 million and non-GAAP adjusted EBITDA to be in the range of $18.3 million to $19.5 million.
  In the International segment the Company estimates revenue to be in the range of $6.0 million to $6.4 million and non-GAAP adjusted EBITDA loss to be in the range of $0.6 million to $1.0 million.
  On a consolidated basis the Company estimates revenue to be in the range of $45.0 million to $46.3 million, non-GAAP adjusted EBITDA to be in the range of $17.3 million to $18.9 million, GAAP EPS to be in the range of $0.21 to $0.25 and non-GAAP EPS to be in the range of $0.38 to $0.42.

Full Year 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $160.6 million to $163.5 million and non-GAAP adjusted EBITDA to be in the range of $80.2 million to $83.6 million.
  In the International segment the Company estimates revenue to be in the range of $25.6 million to $26.6 million and non-GAAP adjusted EBITDA loss to be in the range of $1.7 million to $2.8 million.
  On a consolidated basis the Company estimates revenue to be in the range of $186.2 million to $190.1 million, non-GAAP adjusted EBITDA to be in the range of $77.4 million to $81.9 million, GAAP EPS to be in the range of $1.17 and $1.30 and non-GAAP EPS to be in the range of $1.80 to $1.92.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through August 31, 2013, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q3 2013 and the full year 2013 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to accurately forecast revenues and expenses; worldwide economic conditions; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the effects of increased competition; the Company's ability to successfully enter new markets and manage its international expansion; the impact of the fluctuations in currency exchange rates; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating over 12 million diners per month via online bookings across approximately 28,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated more than 490 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, the leading consumer destination site for restaurant reservations in the UK. More information is available on http://www.opentable.com.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 80,883	$ 102,772
Short-term investments	11,087	733
Accounts receivable, net	23,604	22,015
Prepaid expenses and other current assets	5,079	2,924
Deferred tax asset	16,506	14,353

Total current assets	137,159	142,797

Property, equipment and software, net	28,436	21,271
Goodwill	59,850	46,304
Intangibles, net	17,830	15,226
Deferred tax asset	13,633	10,628
Other assets	941	1,021

TOTAL ASSETS	$ 257,849	$ 237,247

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 11,100	$ 13,847
Accrued compensation	5,502	5,167
Deferred revenue	2,345	1,563
Deferred tax liability	315	107
Dining rewards payable	32,766	27,611
Total current liabilities	52,028	48,295

Deferred revenue — non-current	1,945	2,054
Deferred tax liability	4,186	3,268
Income tax liability	15,369	15,639
Other long-term liabilities	3,413	76

Total liabilities	76,941	69,332

STOCKHOLDERS' EQUITY:
Common stock	2	2
Additional paid-in capital	236,273	211,408
Treasury stock	(74,247)	(50,685)
Accumulated other comprehensive income (loss)	(2,906)	861
Retained earnings	21,786	6,329

Total stockholders' equity	180,908	167,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 257,849	$ 237,247

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

REVENUES	$ 45,565	$ 39,558	$ 91,066	$ 78,927

COSTS AND EXPENSES:
Operations and support (1)	11,458	10,338	22,821	20,858
Sales and marketing (1)	8,955	8,483	19,457	17,343
Technology (1)	4,611	3,610	9,111	6,858
General and administrative (1)	7,471	8,250	16,690	17,601

Total costs and expenses	32,495	30,681	68,079	62,660

Income from operations	13,070	8,877	22,987	16,267
Other income, net	(2)	13	11	30

Income before taxes	13,068	8,890	22,998	16,297
Income tax expense	4,752	3,145	7,541	5,736

NET INCOME	$ 8,316	$ 5,745	$ 15,457	$ 10,561

Net income per share:
Basic	$ 0.36	$ 0.25	$ 0.68	$ 0.47
Diluted	$ 0.35	$ 0.25	$ 0.65	$ 0.46

Weighted average shares outstanding:
Basic	22,826	22,578	22,882	22,557
Diluted	23,747	23,169	23,772	23,164

(1) Stock-based compensation included in above line items:
Operations and support	$ 223	$ 333	$ 246	$ 634
Sales and marketing	579	1,375	1,706	2,756
Technology	1,167	642	2,230	1,164
General and administrative	1,309	2,903	3,689	6,623
	$ 3,278	$ 5,253	$ 7,871	$ 11,177

Other Operational Data:
Installed restaurants (at period end):
North America	20,588	18,373	20,588	18,373
International	7,686	6,664	7,686	6,664
Total	28,274	25,037	28,274	25,037

Seated diners (in thousands):
North America	34,955	28,038	69,223	55,754
International	3,271	2,244	6,359	4,498
Total	38,226	30,282	75,582	60,252

Headcount (at period end):
North America	415	418	415	418
International	159	161	159	161
Total	574	579	574	579

Additional Financial Data:
Revenues:
North America
Reservation	$ 23,752	$ 19,721	$ 47,244	$ 38,935
Subscription	13,298	12,265	26,188	24,165
Other	2,676	2,486	5,739	5,095
Total North America Revenues	$ 39,726	$ 34,472	$ 79,171	$ 68,195
International
Reservation	$ 3,933	$ 2,590	$ 7,498	$ 5,703
Subscription	1,755	1,662	3,547	3,302
Other	151	834	850	1,727
Total International Revenues	5,839	5,086	11,895	10,732
Total Revenues	$ 45,565	$ 39,558	$ 91,066	$ 78,927

Income (loss) from operations:
North America	$ 14,835	$ 11,374	$ 27,811	$ 21,354
International	(1,765)	(2,497)	(4,824)	(5,087)
Total	$ 13,070	$ 8,877	$ 22,987	$ 16,267

Depreciation and amortization:
North America	$ 3,136	$ 1,859	$ 5,685	$ 3,548
International	982	1,270	1,975	2,758
Total	$ 4,118	$ 3,129	$ 7,660	$ 6,306

Stock-based compensation:
North America	$ 2,903	$ 4,791	$ 7,110	$ 10,226
International	375	462	761	951
Total	$ 3,278	$ 5,253	$ 7,871	$ 11,177

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 8,316	$ 5,745	$ 15,457	$ 10,561
Add back: stock-based compensation expense	3,278	5,253	7,871	11,177
Income tax effect of stock-based compensation	(752)	(2,022)	(2,535)	(4,302)
Add back: acquisition-related expenses	327	51	417	51
Income tax effect of acquisition-related expenses	(123)	(19)	(157)	(19)
Add back: amortization of acquired intangibles	1,170	978	2,116	1,949
Income tax effect of amortization of intangibles	(254)	(259)	(524)	(515)

NON-GAAP CONSOLIDATED NET INCOME	$ 11,962	$ 9,727	$ 22,645	$ 18,902

Non-GAAP diluted net income per share	$ 0.50	$ 0.42	$ 0.95	$ 0.82

Weighted average diluted shares outstanding	23,747	23,169	23,772	23,164

Non-GAAP consolidated operating income:
GAAP operating income "as reported"	$ 13,070	$ 8,877	$ 22,987	$ 16,267
Add back: stock-based compensation expense	3,278	5,253	7,871	11,177
Add back: acquisition-related expenses	327	51	417	51
Add back: amortization of acquired intangibles	1,170	978	2,116	1,949

NON-GAAP OPERATING INCOME	$ 17,845	$ 15,159	$ 33,391	$ 29,444

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 14,835	$ 11,374	$ 27,811	$ 21,354

Adjustments:
Stock-based compensation expense	2,903	4,791	7,110	10,226
Acquisition-related expense	327	51	417	51
Amortization of acquired intangibles	814	88	1,400	176
Depreciation and other amortization expense	2,322	1,771	4,285	3,372

North America Adjusted EBITDA	$ 21,201	$ 18,075	$ 41,023	$ 35,179

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,765)	$ (2,497)	$ (4,824)	$ (5,087)

Adjustments:
Stock-based compensation expense	375	462	761	951
Amortization of acquired intangibles	356	890	716	1,773
Depreciation and other amortization expense	626	380	1,259	985

International Adjusted EBITDA	$ (408)	$ (765)	$ (2,088)	$ (1,378)

Consolidated Adjusted EBITDA:
GAAP operating income "as reported"	$ 13,070	$ 8,877	$ 22,987	$ 16,267

Adjustments:
Stock-based compensation expense	3,278	5,253	7,871	11,177
Acquisition-related expense	327	51	417	51
Amortization of acquired intangibles	1,170	978	2,116	1,949
Depreciation and other amortization expense	2,948	2,151	5,544	4,357

Consolidated Adjusted EBITDA	$ 20,793	$ 17,310	$ 38,935	$ 33,801

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	September 30, 2013		December 31, 2013
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 5,019	$ 6,037	$ 28,131	$ 31,081
Add back: stock-based compensation expense	4,853	4,853	17,323	17,323
Income tax effect of stock-based compensation	(1,545)	(1,545)	(5,461)	(5,461)
Add back: acquisition-related expenses	-	-	417	417
Income tax effect of acquisition-related expenses	-	-	(126)	(126)
Add back: amortization of acquired intangibles	1,133	1,133	4,061	4,061
Income tax effect of amortization of intangibles	(377)	(377)	(1,224)	(1,224)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,083	$ 10,101	$ 43,121	$ 46,071

GAAP diluted net income per share	$ 0.21	$ 0.25	$ 1.17	$ 1.30
Non-GAAP diluted net income per share	$ 0.38	$ 0.42	$ 1.80	$ 1.92

Weighted average diluted shares outstanding	23,800	23,800	24,000	24,000

North America Adjusted EBITDA:
GAAP operating income	$ 10,314	$ 11,514	$ 51,105	$ 54,505

Adjustments:
Stock-based compensation expense	4,431	4,431	15,631	15,631
Acquisition-related expense	-	-	417	417
Amortization of acquired intangibles	775	775	2,987	2,987
Depreciation and other amortization expense	2,780	2,780	10,060	10,060

North America Adjusted EBITDA	$ 18,300	$ 19,500	$ 80,200	$ 83,600

International Adjusted EBITDA:
GAAP operating loss	$ (2,452)	$ (2,052)	$ (8,275)	$ (7,175)

Adjustments:
Stock-based compensation expense	422	422	1,692	1,692
Amortization of acquired intangibles	358	358	1,074	1,074
Depreciation and other amortization expense	672	672	2,709	2,709

International Adjusted EBITDA	$ (1,000)	$ (600)	$ (2,800)	$ (1,700)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 7,862	$ 9,462	$ 42,830	$ 47,330

Adjustments:
Stock-based compensation expense	4,853	4,853	17,323	17,323
Acquisition-related expense	-	-	417	417
Amortization of acquired intangibles	1,133	1,133	4,061	4,061
Depreciation and other amortization expense	3,452	3,452	12,769	12,769

Consolidated Adjusted EBITDA	$ 17,300	$ 18,900	$ 77,400	$ 81,900

CONTACT: Investor Relations: 415-344-6520 investors@opentable.com or Media Relations Contact: 415-344-4275 pr@opentable.com